Exhibit 10.111

AMENDMENT NO. 5

AMENDMENT NO. 5 (this “Amendment”), dated as of March 28, 2003, between ThermoView Industries, Inc. (“Company”) and GE Capital Equity Investments, Inc. (“GE Capital”).

W I T N E S S E T H:

WHEREAS, Company and GE Capital are parties to that certain Securities Purchase Agreement, dated as of July 8, 1999 (as from time to time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”, and unless the context otherwise requires or unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement); and

WHEREAS, Company is in default under the Purchase Agreement as of the date hereof, and Company requested a waiver of such default and Event of Default (as such term is defined in the Purchase Agreement) existing as of the date hereof, as well as amendments to the Purchase Agreement as more particularly described in this Amendment; and

WHEREAS, GE Capital is willing to waive such default and Event of Default existing under the Purchase Agreement as of the date hereof, and to amend the Purchase Agreement as more particularly described in this Amendment upon the condition, among others, that Company execute and deliver this Amendment in favor of GE Capital;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and on the terms and subject to the conditions as hereinafter set forth, the parties hereto agree as follows:

SECTION 1.           AMENDMENTS TO THE PURCHASE AGREEMENT.  Effective as of the Effective Date (as defined herein), the Purchase Agreement is amended as follows:

1.1           By amending and restating Section 5.1(h)(i) of the Purchase Agreement as follows:

“(i)  Free Cash Flow to Cash Interest Payments.  (i) Company will maintain a ratio of Free Cash Flow to Cash Interest Payments equal to or greater than as set forth below.  Such ratio shall be determined on a rolling 4 quarter basis and measured to begin with the fiscal quarter ending on December 31, 2001 and as of each fiscal quarter thereafter through and including the fiscal quarter ending on June 30, 2004:

June 30, 2001	1.75 to 1.00
September 30, 2001	1.75 to 1.00
December 31, 2001	1.75 to 1.00
March 31, 2002	1.10 to 1.00
June 30, 2002	1.75 to 1.00
September 30, 2002	1.75 to 1.00
December 31, 2002	1.75 to 1.00
March 31, 2003	1.40 to 1.00
June 30, 2003	1.40 to 1.00
September 30, 2003	1.40 to 1.00
December 31, 2003 and thereafter”	1.75 to 1.00

1.2           By amending and restating the chart included in Section 5.1(h)(ii) of the Purchase Agreement as follows:

“(ii)  Funded Debt to EBITDA Ratio.  The ratio, calculated as of the end of each fiscal quarter of Company beginning December 31, 2001 (each a “Calculation Date”), of the consolidated (and combined, if applicable) Funded Debt of Company as of each Calculation Date divided by the consolidated (and combined, if applicable) EBITDA for Company for the four (4) fiscal quarters of Company ending on the applicable Calculation Date shall not be greater than as set forth opposite each Calculation Date below:

December 31, 2001	5.25 to 1.00
March 31, 2002	5.25 to 1.00
June 30, 2002	4.15 to 1.00
September 30, 2002	3.40 to 1.00
December 31, 2002	3.55 to 1.00
March 31, 2003	5.00 to 1.00
June 30, 2003	5.00 to 1.00
September 30, 2003	4.10 to 1.00
December 31, 2003	3.70 to 1.00
March 31, 2004 and thereafter”	3.15 to 1.00

1.3           By amending and restating Section 5.2(g) as follows:

“(g)         Restricted Payments.  Company shall not and shall not permit any Subsidiary of Company to make any Restricted Payments nor shall Company permit any Subsidiary to make such payments with respect to Company’s Stock, other than regularly scheduled (i) “PIK” dividends accrued for the period from October 1, 2001 to December 31, 2002 on its outstanding Series D Preferred Stock, $.001 par value, of Company (“Series D Preferred Stock”), and Series E Preferred Stock, $.001 par value, of Company (“Series E Preferred Stock”), which payments shall be in the form of Series D Preferred Stock and Series E Preferred Stock, respectively and (ii) “PIK” or cash dividends accruing after January 1, 2003 on the Series D Preferred Stock and Series E Preferred Stock; provided, however, that no payments of dividends shall be permitted pursuant to clause (ii) above if, (x) at the time of such payment, Company shall not be in compliance with the provisions of Section 5.1(h) of this Agreement as such section is amended and restated in Amendment No. 4 and Waiver, dated as of March 22, 2001, between Purchaser and Company (without giving effect for purposes of this clause (x) to the terms of any subsequent amendment to Section 5.1(h) of  this Agreement, including, without limitation, Sections 1.1 and 1.2 of Amendment No. 5, dated as of March 28, 2003, between Purchaser and Company) or (y) at the time of such payment a Default or Event of Default shall have occurred and be continuing or such payment would result in the occurrence of a Default or Event of Default.”

1.4           By amending and restating Section 5.2(k) as follows:

“(k)         Voluntary Prepayments on Subordinated Debt.  So long as the Note or any portion thereof shall remain outstanding, Company shall not and shall not permit any Subsidiary of Company to voluntarily prepay any amount in respect of that certain Promissory Note dated as of March 22, 2001 by Company and its Subsidiaries in favor of Stephen A. Hoffmann (the “Hoffmann Note”) or that certain Promissory Note dated as of March 22, 2001 by Company and its Subsidiaries in favor of Richard E. Bowlds (the “Bowlds Note”) or make any amendments to the Hoffmann Note or the Bowlds Note.”

1.5           By amending and restating Section 7.1(k) as follows:

“(k)         So long as any Loan shall remain outstanding, Company or any of its Subsidiaries shall make any principal payment or voluntarily prepay any amount in connection with the Hoffmann Note or the Bowlds Note.”

SECTION 2.           WAIVER OF CERTAIN PROVISIONS.  Effective as of the Effective Date, GE Capital hereby grants a waiver of Company’s and its Subsidiaries’ non-compliance with the financial covenant contained in Section 5.1(h)(ii) of the Purchase Agreement for the quarter ending on December 31, 2002 and of the Event of Default that would otherwise result from a violation of that sections as of the date hereof.

SECTION 3.           CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT.  Except as otherwise expressly provided herein, this Amendment shall be effective as of December 31, 2002 (such date is referred to herein as the “Effective Date”) so long as each of the following conditions shall have been satisfied or provided for in a manner satisfactory to GE Capital or waived by GE Capital on or prior to the Effective Date:

(a)           This Amendment shall have been fully executed and delivered by each of the parties hereto.

(b)           Each of the Subsidiaries of Company party to the Guaranty and each of the lenders party to the Ninth Amendment to Loan Agreement, Amendment to Amended and Restated Promissory Notes and Waiver dated as of the date hereof (the “Ninth Amendment”) shall have executed and delivered the applicable consent included in the signature pages hereto.

(c)           The Ninth Amendment shall have been executed and delivered by each of the parties thereto in form and substance satisfactory to GE Capital.

(d)           Company shall have obtained, and delivered to GE Capital a copy of, each consent required in connection with this Amendment and the Ninth Amendment.

(e)           Company shall have delivered to GE Capital a certificate of the President of Company dated the date hereof, to the effect that, as of the date hereof, no litigation not listed on Annex A hereto shall have been commenced against Company or any of its Subsidiaries.

SECTION 4.           EFFECT ON PURCHASE AGREEMENT.

(a)           On and after the Effective Date, each reference in the Purchase Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import, shall mean and be a reference to the Purchase Agreement as amended hereby.

(b)           Except as specifically amended above in connection herewith, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of GE Capital under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 5.           GOVERNING LAW.  THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ITS CONFLICT OF LAWS RULES.

SECTION 6.           SECTION TITLES.  Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 7.           COUNTERPARTS.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

THERMOVIEW INDUSTRIES, INC.

By:
Charles L. Smith, President

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
Duly Authorized signatory

CONSENT OF THE GUARANTORS

The Subsidiaries of Company hereby (i) acknowledge receipt of a copy of this Amendment and (ii) agree that the terms and provisions thereof shall not affect in any way the obligations and liabilities of such Subsidiaries under the Guaranty or any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and each of which are hereby reaffirmed.

THERMOVIEW INDUSTRIES, INC.
AMERICAN HOME DEVELOPERS CO., INC.
FIVE STAR BUILDERS, INC.
KEY HOME CREDIT, INC.
KEY HOME MORTGAGE, INC.
LEINGANG SIDING AND WINDOW, INC.
PRIMAX WINDOW CO.
PRECISION WINDOW MFG., INC.
ROLOX, INC.
TD WINDOWS, INC.
THERMAL LINE WINDOWS, INC.
THERMOVIEW OF MISSOURI, INC.
THERMO-TILT WINDOW COMPANY
THOMAS CONSTRUCTION, INC.
THERMO-SHIELD OF AMERICA (ARIZONA), INC.
THERMO-SHIELD OF AMERICA (MICHIGAN), INC.
THERMO-SHIELD COMPANY, LLC
THERMO-SHIELD OF AMERICA (WISCONSIN), LLC
THERMOVIEW ADVERTISING GROUP, INC.

By:
Charles L. Smith, President

CONSENT OF LENDERS

GE CAPITAL EQUITY INVESTMENTS INC.

By:
Name, Title

RODNEY H. THOMAS

CHARLES L. SMITH

ROBERT L. COX

ROBERT L. COX, II

STEPHEN A. HOFFMANN

MITCH M. WEXLER

STEPHEN TOWNZEN

EMERGING BUSINESS SOLUTIONS, LLC

By:
Name:
Title:

RONALD L. CARMICLE

RAYMOND C. DAUENHAUER

J. SHERMAN HENDERSON, III

BRUCE C. MERRICK

GEORGE T. UNDERHILL, II

DANIEL F. DOOLEY